UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):June 26, 2017

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As further described below, on June 26, 2017, as the result of an internal reorganization designed to eliminate its bank holding company structure, Bank of the Ozarks, Inc., an Arkansas corporation (the “Predecessor”), merged with and into its wholly-owned subsidiary, Bank of the Ozarks, an Arkansas state banking corporation (the “Company”), with the Company continuing as the surviving corporation (the “Reorganization”). The Reorganization occurred pursuant to an Agreement and Plan of Merger, dated as of April 10, 2017 (the “Merger Agreement”), by and between the Company and the Predecessor, which was approved by the requisite shareholder vote at a special meeting of the shareholders of the Predecessor held on June 23, 2017.

This Current Report on Form 8-K is being filed for the purpose of establishing the Company as the successor issuer of the Predecessor pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose information required to be disclosed on Form 8-K with respect to the Predecessor prior to the Effective Time (as defined below) and the Company as of the Effective Time. Pursuant to Rule 12g-3(a) under the Exchange Act, the shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) are deemed registered under Section 12(b) of the Exchange Act.

Item 2.01Completion of Acquisition or Disposition of Assets.

On June 26, 2017, the Company and the Predecessor completed the Reorganization. The Reorganization was consummated by the filing of articles of merger, effective as of 4:00 p.m., Central Time, on June 26, 2017 (the “Effective Time”), with the Arkansas State Bank Department and the Arkansas Secretary of State.

At the Effective Time, each share of common stock, par value $0.01, of the Predecessor (“Predecessor Common Stock”) issued and outstanding immediately prior to the Reorganization automatically converted into one share of Common Stock having the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as the corresponding share of Predecessor Common Stock being converted. Accordingly, upon consummation of the Reorganization, the Predecessor’s shareholders immediately prior to the consummation of the Reorganization became shareholders of the Company.

In connection with the Reorganization, as of the Effective Time, the Company also assumed all of the Predecessor’s rights and obligations under each of its equity incentive plans, equity compensation plans, and other compensation plans, and any subplans, appendices or addendums thereto, including all rights and obligations with respect to the 2009 Amended and Restated Restricted Stock and Incentive Plan, Amended and Restated Stock Option Plan, Non-Employee Director Stock Plan, Non-Employee Director Stock Option Plan, 401(k) Plan, Supplemental Executive Retirement Plan and Deferred Compensation Plan (collectively, the “Compensation Plans”), and all issued and outstanding stock options to purchase shares of Predecessor Common Stock (“Stock Options”), unvested time-based and performance-based restricted Predecessor Common Stock, and any other equity or equity-based awards issued thereunder or granted by the Predecessor (“Other Equity Awards”). At the Effective Time, and subject to the same terms and conditions that applied immediately prior to the Effective Time, including vesting schedules and other restrictions: (i) each Stock Option was converted into an option to purchase a share of Common Stock at an exercise price per share equal to the exercise price per share of Predecessor Common Stock subject to such Stock Option immediately prior to the consummation of the Reorganization and (ii) each Other Equity Award was converted into a right to acquire or vest in the same number and type of equity interests of the Company as of the Predecessor immediately prior to the consummation of the Reorganization.  Named executive officers and other officers participate in certain of the Compensation Plans. At the Effective Time, the Compensation Plans and award agreements governing the Stock Options and Other Equity Awards, and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of shares of Predecessor Common Stock were automatically deemed to be amended to the extent necessary or appropriate to provide that references to the Predecessor in such awards, documents and provisions will be read to refer to the Company and references to shares of Predecessor Common Stock in such awards, documents and provisions will be read to refer to shares of Common Stock.

Following consummation of the Reorganization, the executive officers and directors of the Company are the same individuals that served as the executive officers and directors of the Predecessor immediately prior to the Reorganization. Each director of the Company serves on the same board committees that such director served on as a director of the Predecessor.

As a result of the Reorganization, as of the Effective Time, the rights of the holders of Common Stock are governed by the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

The conversion of Predecessor Common Stock to Common Stock occurred automatically without an exchange of stock certificates. As of the Effective Time, stock certificates that previously represented shares of Predecessor Common Stock now represent the same number of shares of Common Stock. Following consummation of the Reorganization, Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) and trades under the same ticker symbol as the Predecessor Common Stock, “OZRK,” with the same CUSIP number as Predecessor Common Stock, and the Predecessor Common Stock has been delisted.

As an Arkansas state-chartered bank that is not a member of the Federal Reserve System, the Company will continue to be subject to regulation and supervision by the Arkansas State Bank Department (“ASBD”) and the Federal Deposit Insurance Corporation (“FDIC”). The Predecessor, prior to the Effective Time, was subject to regulation and supervision by the Federal Reserve Board (“FRB”) as a bank holding company; as of the Effective Time, the Company is not subject to the FRB’s regulation and supervision (except such regulations as are made applicable to the Company by law and the regulations of the FDIC).

The Company’s common stock is registered under the Exchange Act, which vests the FDIC with the power to administer and enforce certain sections of the Exchange Act applicable to banks such as the Company. The Company will not file periodic or current reports or other materials with the Securities and Exchange Commission (“SEC”) but will be required to file such periodic and current reports and other materials required under the Exchange Act with the FDIC. Among other things, the Company will file annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the FDIC and NASDAQ, and the Company’s executive officers, directors and 10% or greater shareholders will continue to be subject to the reporting requirements and prohibition on short-swing profits of Section 16 of the Exchange Act, but such filings will now be made with the FDIC.

Pursuant to Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), securities issued by the Company, including the common stock that was issued in connection with the Reorganization, are exempt from registration under the Securities Act.

The foregoing summary of the Reorganization and the terms and conditions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Reorganization, the Predecessor Common Stock will be removed from listing on NASDAQ effective June 26, 2017 and the Common Stock will be listed on NASDAQ effective June 27, 2017. The Predecessor expects to file a Form 25 and a Form 15 with the SEC to deregister the Predecessor Common Stock and eliminate the reporting obligations related thereto.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information set forth in Item 2.01 above relating to the directors and executive officers of the Company and the Predecessor following the Reorganization is incorporated by reference into this Item 5.02.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Document Description
2.1

Agreement and Plan of Merger dated as of April 10, 2017, by and between Bank of the Ozarks, Inc. and Bank of the Ozarks (previously filed as Exhibit 2.1 to Bank of the Ozarks, Inc.’s Current Report on Form 8-K filed with the SEC on April 11, 2017, and incorporated herein by this reference)

99.1	Press release issued by Bank of the Ozarks on June 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
Date: June 26, 2017	By: /s/ Greg McKinney
Name: Greg McKinney Title: Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description
2.1

Agreement and Plan of Merger dated as of April 10, 2017, by and between Bank of the Ozarks, Inc. and Bank of the Ozarks (previously filed as Exhibit 2.1 to Bank of the Ozarks, Inc.’s Current Report on Form 8-K filed with the SEC on April 11, 2017, and incorporated herein by this reference)

99.1	Press release issued by Bank of the Ozarks on June 26, 2017